UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2009

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

801 S. FIGUEROA STREET, SUITE 2500 LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90017 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

3151 East Washington Boulevard, Los Angeles, California 90023
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

   GMAC Commercial Finance LLC Consent and Amendment

        On February 24, 2009, Tarrant Apparel Group (the “Company”) and certain subsidiaries entered into a Consent to Enter Into Merger Agreement and Amendments to Agreements (the “Consent and Amendment”) with GMAC Commercial Finance LLC (“GMAC CF”), which amends the Company’s previously existing factoring agreement and revolving debt facility with GMAC CF.

        As previously disclosed on the Company’s Current Report on Form 8-K dated February 26, 2009, on that date the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunrise Acquisition Company, LLC (“Sunrise”), a company 100% owned by Gerard Guez and Todd Kay, Sunrise Merger Company, a wholly owned subsidiary of Sunrise (“Merger Sub”), Gerard Guez, our Interim Chief Executive Officer and Chairman of our board of directors, and Todd Kay, Vice-Chairman of our board of directors. The Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Sunrise (the “Merger”). In the Merger, each share of common stock of the Company (including the associated preferred stock purchase rights), other than those held by the Company, any subsidiary of the Company, Sunrise, or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be cancelled and converted into the right to receive $0.85 per share in cash. Pursuant to the Consent and Amendment, GMAC CF consented to our execution of the Merger Agreement and the consummation of the Merger.

        In addition, the Consent and Amendment provides for certain amendments to our previously existing Amended and Restated Factoring Agreement and Loan and Security Agreement with GMAC CF, including, among other things:

o	An extension of the factoring agreement and revolving credit facility through June 16, 2010, subject to a right of GMAC CF to terminate the facility following consummation of the Merger upon 60 business days prior written notice;

o	A reduction of the maximum borrowing amount under the facility from $55 million to $40 million; and

o	A reduction in the maximum amount of outstanding letters of credit under the facility from $4 million to $2 million.

        In connection with Consent and Amendment, GMAC CF acquired UPS Capital Corporation’s interests and commitments as co-lender under the facility. As a result, GMAC CF is the agent and sole lender under the Amended and Restated Factoring Agreement and Loan and Security Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	TARRANT APPAREL GROUP By: /s/ Patrick Chow _______________________________ Patrick Chow, Chief Financial Officer

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